EXHIBIT 1.4
BY-LAW NO.1

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of\
BONANZA RED LAKE EXPLORATIONS INC.
(hereinafter called the “Corporation”) as follows:

INTERPRETATION

ARTICLE 1.    In this by-law and all other by-laws and special resolutions of-the Corporation, unless the context otherwise specified or required:

(a)           “Act” means The Business Corporations Act, R.S.O. 1970, Chapter 53, as from time to time amended, and every statute that may be substituted therefor and, in the case of such substitution, any reference in the by-laws of the corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)           “articles” means the articles of incorporation of the Corporation filed the 22nd day of September, 1978, as from time to time amended, supplemented or restated;

(c)           “Board” means the Board of Directors of the Corporation;

(d)           “by-laws” means this by-law and all other by-laws and special by-laws of the Corporation from time to time in force and effect,

(e)           all terms contained in the by-laws and which are defined in given to such terms in the Act, shall have the meanings given to such terms in the Act;

(f)           “Corporation” means the corporation incorporated by articles under the Act and named;

(g)           “non-business day” means Saturday, Sunday and any other day is a holiday as defined in The Interpretation Act (Ontario);

(h)           “recorded address” means, in the case of a shareholder, his address as recorded in the register of shareholders and, in the case of a director, officer, auditor or member of a committee of the Board, his address as recorded in the records of the Corporation;

(i)           “signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Article 64 of this by-law or by a resolution passed pursuant thereto;

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein, and words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

HEAD OFFICE

ARTICLE 2.    Until changed in accordance with the Act, the head office of the Corporation shall be at the Municipality of Metropolitan Toronto, in the Province of Ontario, and at such location therein as the Board may from time to time determine by resolution.

SEAL

ARTICLE 3.    Until changed by resolution of the Board, the corporate seal of the Corporation shall be in the form impressed hereon.

FINANCIAL YEAR

ARTICLE 4.    Until changed by resolution of the Board, the financial year of the corporation shall end on the last day of August in each year.

MEETINGS OF SHAREHOLDERS

ARTICLE 5.    ANNUAL MEETING - Subject to compliance with section 107 of the Act, the annual meeting of the shareholders shall be held at such place within Ontario. at such time and on such day in each year as the Board by resolution may from time to time determine, for the purpose of hearing and receiving the reports and statements required by the Act to be read at and laid before the Corporation at an annual meeting, electing directors, appointing the auditor and fixing or authorizing the Board to fix his remuneration, and for the transaction of such other business as may properly be brought before the meeting.

ARTICLE 6.    GENERAL MEETING - The Board by resolution, or the Chairman of the Board (if any), or the President, or a Vice President who is a director, shall have power at any time to call a general meeting of the shareholders of the Corporation to be held at such time and at such place within Ontario as may be determined by the Board or the person or persons calling the meeting. The phrase “general meeting of the shareholders “ wherever it occurs in the by-laws of the Corporation includes a meeting of any class or classes of shareholders, and the phrase “meeting of shareholders” wherever it occurs in the by-laws of the Corporation shall mean and include an annual meeting of share holders and a general meeting of shareholders.

ARTICLE 7.    PLACE OF MEETINGS - Subject to any statutory restriction as to the holding of meetings of shareholders within Ontario, all meetings of the Corporation, either annual or general, and of the Board, may be held at such place as the Board or the person or persons calling the meeting may determine.

ARTICLE 8.    NOTICE OF MEETINGS - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Article 82 not less than 10 days or, if the Corporation is offering its securities to the public. not less than 21 days (in each case exclusive of the day of mailing and inclusive of the day for which notice is given) nor more than 50 days before the date of the meeting to each shareholder who at the close of business on the record date for notices is entered in the register of shareholders as the holder of one or more shares carrying the right to vote at the meeting. Notice of a general meeting of shareholders shall state the general nature of the business to be transacted at it. The auditors of the Corporation are entitled to receive all notices and other communications relating to any meeting of shareholders that any shareholder is entitled to receive.

ARTICLE 9.    RECORD DATE FOR NOTICE - If the Corporation is offering its securities to the public, the record date for the determination of the shareholders entitled to notice of any meeting of the shareholders shall be at the close of business on the third business day prior to the day on which such notice is first given or sent in accordance with the provisions of Article 8 of' this by-law.

ARTICLE 10.    MEETINGS WITHOUT NOTICE - A meeting of shareholders when called in accordance with the provisions of the Act may be held without notice at any time and at any place permitted by the Act or the articles (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if these not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors are present or waive notice of or otherwise consent to such meeting being held; and at such meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

ARTICLE 11.    CHAIRMAN SECRETARY AND SCRUTINEERS - The President or, in his absence, the Chairman of the Board if such an officer has been elected or appointed and is present, otherwise a Vice President who is a shareholder of the” Corporation, shall be Chairman of any meeting of shareholders. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be Chairman. If the Secretary of the Corporation is absent, the Chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the Chairman with the consent of the meeting.

ARTICLE 12.    REPORT TO SHAREHOLDERS - Twenty-one days or more before the date of the annual meeting of shareholders of a corporation that is offering its securities to the public, a copy of the financial statement and a copy of the auditor's report shall be sent by prepaid postage to each shareholder at his last address as shown on the books of the Corporation. A corporation that is not offering its securities to the public shall forthwith furnish each shareholder on demand with a copy of its financial statement and a copy of the auditor's report.

ARTICLE 13.    PERSONS ENTITLED TO BE PRESENT - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the auditor of the Corporation and others Who, although not entitled to vote, are entitled or required under any provision of the Act or the by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

ARTICLE 14.    QUORUM - Unless a greater number of shareholders and/or a greater number of shares are required to be represented by the Act or by the articles of incorporation or by any other by-law of the Corporation, two persons· present in person; and each entitled to vote thereat, either personally or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders.

ARTICLE 15.    RIGHT TO VOTE - At each meeting of shareholders every shareholder shall be entitled to vote who is at the appropriate time entered in the books of the Corporation as the holder of one or more shares carrying the right to vote at such meeting; save that, if the share or shares in question have been mortgaged, or hypothecated. the person who mortgaged or hypothecated such share or shares (or his proxy) may nevertheless represent the shares at meetings and vote in respect thereof unless in the instrument creating the mortgage or hypothec he has expressly empowered the holder of such mortgage or hypothec to vote thereon, in which case such holder (or his proxy) may attend meetings and vote in respect of such shares upon filing with the Secretary of the meeting sufficient proof of the terms of such instrument.

ARTICLE 16.    PROXIES - Every shareholder, including a corporate shareholder, entitled to vote at meeting of shareholders may by instrument in writing appoint a proxy, who need not be a shareholder, to attend and act at the meeting in the same manner to the same extent and with the same power as if the shareholder were present at the meeting, The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized in writing or, if the appointor is a corporation, under the corporate seal or under the hand of an officer or attorney so authorized, and shall cease to be valid after the expiration of one year from the date thereof. Subject to compliance with the requirements of the Act, the instrument appointing a proxy may be in such form as the directors may from time to time prescribe or in such other form as the Chairman of the meeting may accept as sufficient, and shall be deposited with the Secretary of the meeting before any vote is cast under its authority, or at such earlier time and in such manner as the Board may prescribe in accordance with the Act.

ARTICLE 17.    TIME FOR DEPOSIT OF PROXIES - The Board may fix in advance a time preceding the time of any meeting or adjourned meeting of shareholders by not more than 48 hours (excluding non-business days) before which time instruments appointing proxies must be deposited. An instrument appointing e proxy shall be acted upon only if prior to the time so fixed and specified in the notice calling the meeting or in the information circular relating thereto, it shall have been deposited with the Corporation or an agent thereof specified in such notice or information circular or, if no such time is specified in such notice or information circular, if it has been received by the Secretary of the Corporation or by the Chairman of the meeting or any adjournment thereof prior to the time of voting.

ARTICLE 18.    PERSONAL REPRESENTATIVES - If the shareholder of record is deceased, his personal representative, upon filing with the Secretary of the meeting sufficient proof of his appointment, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he were living and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions of Article 19 shall apply.

ARTICLE 19.    JOINT SHAREHOLDERS - If shares are held jointly by two or more persons, anyone of them present in person or represented by proxy at a meeting of shareholders may. in the absence of the other or others, vote thereon; but if more than one of them shall be present in person or represented by proxy, they shall vote together as one on the share jointly held by them.

ARTICLE 20.    RECORD DATE FOR VOTING. - The Board may fix in advance a date preceding the date of any meeting of shareholders by not more than 48 hours (excluding non-business days) for the determination of the shareholders entitled to vote at the meeting. The record date for voting at a meeting of shareholders shall be specified in the notice calling the meeting or in the information circular relating thereto.

ARTICLE 21.    VOTES TO GOVERN - At all meetings of shareholders every question shall, unless otherwise required by the articles of incorporation or by-laws of the Corporation or by law, be decided by the majority of the votes duly cast on the question.

ARTICLE 22.    SHOW OF HANDS - At all meetings of shareholders every question ~hall be decided by a show of hands unless a poll thereon be required by the Act or by the Chairman or be demanded by any shareholder present in person or represented by proxy end entitled to vote. Upon a show of hands every shareholder present in person and entitled to vote shall have one vote, but a shareholder represented by proxy shall have no vote. After a show of hands has been taken upon any question the Chairman may require, or any shareholder present in person or represented by proxy and entitled to vote may demand, a poll thereon. Whenever a vote by a show of hands shall have been taken upon a question, unless a poll thereon be $0 required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the Corporation in annual or general meeting, as the case may be, upon the question. A demand for a poll may be withdrawn at any time prior to the taking of the poll.

ARTICLE 23.    POLLS - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the Chairman may require, or any person entitled to vote on the question may demand, a poll thereon. A poll so required or demanded shall be taken in such manner as the Chairman shall direct. A requirement or demand for a poll may be withdrawn at any time prior to the taking of the poll. Upon a poll each person present shall be entitled. in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the poll so taken shall be the decision of the shareholders upon the said question.

ARTICLE 24.    CASTING VOTE - In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

ARTICLE 25.    ACTION IN WRITING BY SHAREHOLDERS - Any by-law or resolution passed by the directors may, in lieu of confirmation at a general meeting of shareholders, be confirmed and consented to in writing by all the shareholders entitled to vote at such meeting. Any resolution may be consented to by the signatures of all the shareholders who would be entitled to vote at a meeting duly called, constituted and held for the purpose of considering such resolution.

ARTICLE 26.    ADJOURNMENT - The Chairman at a meeting of share holders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

DIRECTORS

ARTICLE 27.    NUMBER OF DIRECTORS AND QUORUM - Until changed in accordance with the Act, the Board shall consist of FIVE (5) directors, of whom TWO (2) shall constitute a quorum for the transaction of business.”

ARTICLE 28.    QUALIFICATIONS - If the Corporation is offering its securities to the public, o r at least two directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation. No person shall be qualified for election or appointment as a director if he is an undischarged bankrupt, if he is mentally incompetent or incapable o£ managing his affairs, or if he has not attained 18 years of age. A director need not be a shareholder.

ARTICLE 29.    CONSENT - No election or appointment of a person as a director shall be effective unless (a) he consents in writing to act as a director before his election or appointment or within 10 days thereafter, or (b) he was present at the meeting when he was elected or appointed and did not refuse at that meeting to act as a director.

ARTICLE 30.    ELECTION AND TERM - Directors shall be elected yearly by the shareholders in general meeting to hold office until the next general meeting of shareholders at which directors are to be elected or until their successors shall have seen duly elected or appointed. The whole Board shall be elected at each annual meeting, and all the directors then in office shall retire, but, if qualified, are eligible for re-election. The election may be by a show of hands or by resolution of the shareholders unless a ballot be demanded by any shareholder. A retiring director shall retain office until adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director, in which case the director so removed shall vacate office forth with upon the passing of the resolution for his removal.

ARTICLE 31.    REMOVAL OF DIRECTORS - The shareholders, by resolution passed by a majority of the votes cast at a general meeting of shareholders of which notice specifying the intention to pass such resolution has been given, may remove any director before the expiration of his term of office and may, by a majority of the votes cast at that meeting, elect any person in his stead for the remainder of his term.

ARTICLE 32.    VACATION OF OFFICE - The office of a director shall be vacated upon the occurrence of any of the following events:
(a) if a receiving order is made against him or if he makes an assignment under The Bankruptcy Act; (b) if an order is made declaring him to be a mentally incompetent person or incapable of managing his affairs; (c) if he shall be removed from office by resolution of the shareholders as provided in Article 31; or (d) if by notice in writing to the Corporation he resigns his office, and such resignation if not effective immediately, becomes effective in accordance with its terms.

ARTICLE 33.    VACANCIES - Vacancies in the Board may be filled for the remainder of its term of office either by the shareholders at a general meeting called for the purpose or, subject to sub section 2 of Section 128 of the Act, by the remaining directors if constituting a quorum; otherwise, such vacancies shall be filled at the next meeting of shareholders at which director for the ensuing year are elected. When the number of directors is in creased, the vacancy or vacancies resulting from such increase shall only be filled by election at a general meeting of shareholders duly called for that purpose.

ARTICLE 34.    ACTION BY THE BOARD - The Board shall manage or supervise the management of the affairs and business of the Corporation. The powers of the Board may be exercised by a meeting at which a quorum of directors is present or by by-law or resolution consented to by the signatures of all the directors then in office if constituting a quorum. Where there is a vacancy or vacancies in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office.

ARTICLE 35.    PLACE OF MEETING - Meetings of the Board may be held at the head office of the Corporation or at any other place within or outside of Ontario, but in any financial year of the corporation a majority of the meetings of the Board shall be held at a place in Canada.

ARTICLE 36.    CALLING OF MEETINGS - Meetings of the Board shall be held from time to time at such place, at such time and on such day as the Chairman (if any), the President or any two directors may determine, and the Secretary shall call meetings when directed or authorized by the Chairman (if any), the President or by any two directors, Notice of every meeting so called shall be given by mail, telegraph, cable or telex to each director not less than 48 hours (excluding any part of a Sunder and of a holiday as defined by The Interpretation Act of Canada for the time being in force) before the time when the meeting is to be held, save that no notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting.

ARTICLE 37.    FIRST MEETING OF NEW BOARD - For the first meeting of the Board of Directors to be held immediately following election of directors by the shareholders, or for a meeting of the Board of Directors at which 2 director is appointed to fill a vacancy in the Board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order legally to constitute the meeting, provided that a quorum of the directors be present.

ARTICLE 38.    REGULAR MEETING - The Board may appoint a day or days in any month or months for a regular meeting at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of regular meetings of the Board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

ARTICLE 39.    ADJOURNMENT - Any meeting of the Board may be adjourned from time to time by the Chairman of the meeting with the consent of the meeting to a fixed time and place, and no notice of the time and place for the holding of the adjourned meeting need be given to any directors.

ARTICLE 40.    CHAIRMAN - The Chairman of the Board, if such an officer has been elected and is present, otherwise the President or, in his absence, a Vice-President who is a director, shall be Chairman of any meeting of the Board. If no such officer is present, the directors present shall choose one of their number to be Chairman.

ARTICLE 41.    VOTES TO GOVERN - At all meetings of the Beard every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the Chairman of the meeting shall be entitled to a second or casting vote,

ARTICLE 42.    PROTECTION OF DIRECTORS AND OFFICERS - Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable to the Corporation for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities, or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation, and in connection therewith to exercise the degree of care, diligence end skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board. If any director or officer of the Corporation shall be employed by or shall perform services for the corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

ARTICLE 43.    DECLARATION OF INTEREST - It shall be the duty of every director of the Corporation who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Corporation, or any subsidiary thereof, other than a contract or transaction limited solely to his remuneration as a director, officer or employee, to declare such interest to the extent, in the manner and at the time required by the applicable provisions of the Act and to refrain from voting in respect of the contract or arrangement or proposed contract or arrangement if and when prohibited by the Act.

ARTICLE 44.    REMUNERATION AND EXPENSES - The directors shall be paid such remuneration for their services as directors as may from time to time be authorized by by-law confirmed at a meeting of shareholders in accordance with the Act. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE 45.    INDEMNIFICATION OF DIRECTORS AND OFFICERS -

(a)           Every director and every officer of the Corporation and his heirs, executors, administrators and other legal personal representatives shall, from time to time and at all times, be indemnified and saved harmless by the Corporation from and against:

(i)
Any liability and all costs, charges and expense, that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in “respect of anything done or permitted by him in respect of the execution of the duties of his office; and

(ii)	all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the corporation;

provided that no director or officer of the Corporation shall be indemnified by it in respect of any liability, costs, charges or expenses that he sustain or incurs in or about any action, suit or other proceeding as a result of which he is adjudged to be in breach of any duty or responsibility imposed upon him under the Act, or under any other statute unless, in an action brought against him in his capacity as director or officer, he has achieved complete or substantial success as a defendant.

(b)           The Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the Board may from time to time determine, except insurance against a liability, cost, charge or expense of the director or officer incurred as a result of a contravention of Section 144 of the Act.

ARTICLE 46.    RETIREMENT - A director may retire from his office upon giving two weeks' notice in writing to the Corporation of his intention so to do, and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

COMMITTEES

ARTICLE 47.    EXECUTIVE COMMITTEE – Whenever the Board consists of more than 6 directors the Board may elect from among its number an executive committee to be composed of not fewer than 3 directors, which committee may exercise all the powers of the Board subject to any restrictions imposed from time to time by the Board.

ARTICLE 48.    AUDIT COMMITTEE - If the Corporation is offering its securities the public, the Board shall elect annually from among its number an audit committee to be composed of not fewer than 3 directors, of whom a majority shall not be officers or employees of the Corporation or an affiliate of the Corporation. The audit committee shall have the powers and duties provided in the Act.

ARTICLE 49.    ADVISORY COMMITTEE - The Board may from time to time elect or appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

ARTICLE 50.    PROCEDURE - Unless otherwise ordered by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members to elect its Chairman and to regulate its procedure.

OFFICERS

ARTICLE 51.    ELECTION OR APPOINTMENT - From time to time the Board shall elect or appoint a President and a Secretary, and may elect or appoint one or more Vice-Presidents (to which title may be added words indicating seniority or function), a General Manager, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so elected or appointed. The officers of the Corporation may, but need not, be directors, save and except for the Chairman of the Board who shall be a director. One person may hold more than one office, except that neither the President nor the General Manager may hold the office of Secretary.

ARTICLE 52.    PRESIDENT - The President shall be the chief executive officer of the Corporation and, subject to the authority of the Board, shall have general supervision of the affairs and business of the Corporation.  Except when the Board has elected or appointed a General Manager or Managing Director, the President shall also have the powers and be charged with the duties of that office.

ARTICLE 53.    VICE-PRESIDENT - During the absence or inability of the President, his duties may be performed and his powers may be exercised by the Vice-President or, if there are more than one, by the Vice·-Presidents in order of seniority (as determined by the Board), save that no Vice-President shall preside at a meeting of the Board or at a meeting of shareholders who is not qualified to attend the meeting as a director or a shareholder, as the case may be. If a Vice-President exercises any such duty or power, the absence or inability of the President shall be presumed with reference thereto. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to him or the Board may prescribe.

ARTICLE 54.    GENERAL MANAGER - The General Manager, if one be appointed, shall have the general management and direction, subject to the authority of the Board and the supervision of the President, of the Corporation’s business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the Board and to settle the terms of their employment and remuneration. If and so long as the General Manager is a director he may, but need not, be known as the Managing Director.

ARTICLE 55.    SECRETARY - The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; he shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the Board.

ARTICLE 56.    TREASURER - The Treasurer shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, under the direction of the Board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the Board at the meetings thereof, or whenever required of him, an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be ore scribed by the Board, .

ARTICLE 57.    OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the Board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may b~ exercised and performed by such assistant, unless the Board otherwise directs.

ARTICLE 58.    VARIATION OF DUTIES – From time to time the Board may vary, add to or limit the powers and duties of any officer or officers.

ARTICLE 59.    TERM OF OFFICE - The Board may remove at its pleasure any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise, each officer elected or appointed by the Board shell hold office until his successor is elected or appointed.

ARTICLE 60.    TERMS OF EMPLOYMENT AND REMUNERATION – The terms of employment and the remuneration of officers elected or appointed by the Board shall be settled by it from time to time.

ARTICLE 61.    AGENTS AND ATTORNEYS - The Board shall have Dower from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise as may be thought fit, provided same are not contrary to the Act or the articles of incorporation.

ARTICLE 62.    FIDELITY BONDS - The Board· may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the Board may from time to time prescribe.

BANKING ARRANGEMENTS AND CONTRACTS

ARTICLE 63.    BANKING ARRANGEMENTS - The banking business of the Corporation, or any part thereof, shall be transacted with such bank, trust corporation or other firm or corporation carrying on a banking business as the Board may designate, appoint or authorize from time to time by resolution, and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the Board may designate, direct or authorize from time to time by resolution and to the extent therein provided, including, but without restricting the generality of the foregoing, the operation of the Corporation's accounts, the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, the giving of receipts for and orders relating to any property of the Corporation, the execution of any agreement relating to any such banking business and defining the rights and powers of the parties thereto, and the authorizing of any officer of such banker to do any act or thing on the Corporation's behalf to facilitate such banking business.

ARTICLE 64.    EXECUTION OF INSTRUMENTS -

(a)           Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by (a) the Chairman of the Board or the President or a Vice-President and the Secretary or the Treasurer or (b) any two directors and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board of Directors shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

(b)           The seal of the Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the Board of Directors.

(c)           The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases; receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

(d)           In particular, without limiting the generality of the foregoing, (a) the Chairman of the Board or the President or a Vice President and the Secretary or the Treasurer or (b) any two directors shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

(e)           The signature or signatures of the Chairman of the Board, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the corporation and/or any other officer or officers, person or persons, appointed as aforesaid by resolution of the Board of Directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors, shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such con tracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

SHARES

ARTICLE 65.    ALLOTMENT - The Board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, including any shares created by articles of amendment increasing or otherwise varying the capital of the Corporation, in such manner and to such persons or class of persons as the Board shall by resolution determine, provided that no share shall be issued until it is fully paid as provided by the Act.

ARTICLE 66.    VOTING SECURITIES IN OTHER BODIES CORPORATE - All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the Board of Directors of the Corporation shall from time to time determine by resolution. The duly authorized signing officers of the 'Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/o- other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the Board of Directors.

ARTICLE 67.    SHARE CERTIFICATES - Every shareholder shall be entitled, without payment, to a share certificate stating the number and class of shares held by him as shown by the books of the Corporation. Share certificates shall (subject to compliance with Section 5 of the Act) be in such form as the Board shall by resolution from time to time approve. Unless otherwise ordered by the Board, they shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and need not be under the corporate seal; provided that certificates representing shares in respect of which a transfer agent and registrar {which term shall include a branch transfer agent and registrar} have been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and registrar. If authorized by resolution of the Board, the corporate seal of the Corporation and the signature of one of the signing officers or, in the case of share certificates representing shares in respect of which a transfer agent and registrar have been appointed, the signatures of both signing officers, may be printed, engraved, lithographed or otherwise mechanically reproduced in facsimile upon share certificates, and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. Share certificates executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

ARTICLE 68.    TRANSFER AGENT AND REGISTRAR - The directors may from time to time by resolution appoint or remove a transfer agent and a registrar (who may, but need not, be the same individual or corporation) and one or more branch transfer agents and registrars {who may, but need not, be the same individual or corporation) for the shares in the capital stock of the Corporation, and may (subject to Section 160 of the Act) provide for the transfer of shares in one or more places and may provide that shares will be interchangeably transferable or otherwise.

ARTICLE 69.    REGISTRATION OF TRANSFER - Subject to the provisions of the Act, no transfer of shares shall be registered in a register of transfers or branch register of transfers except upon surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, and upon payment of all applicable taxes, compliance with such restrictions on transfer as are authorized by the articles and satisfaction of any lien referred to in Article 70.

ARTICLE 70.    LIEN FOR INDEBTEDNESS - Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder who is indebted to the Corporation, to the extent of such debt.

ARTICLE 71.    NON-RECOGNITION OF TRUSTS - The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder thereof.

ARTICLE 72.    REPLACEMENT OF SHARE CERTIFICATES - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken, upon payment of such fee, not exceeding $1.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

ARTICLE 73.    REFUSAL TO REGISTER TRANSFER - The Board may refuse to permit the registration of a transfer of fully paid shares in the capital stock 'of the Corporation registered in the name of a shareholder who is indebted to the Corporation, unless such shares are listed on a recognized stock exchange.

ARTICLE 74.    CLOSING REGISTER - The Board may by resolution close the register of transfers and the branch register or registers of transfers, if any, for a period of time not exceeding 48 hours, exclusive of Sundays and holidays {as defined by The Interpretation Act of Canada for the time being in force}, immediately preceding any meeting of the shareholders, and notice of every such closing shall be given as required by the Act.

ARTICLE 75.    RECORD DATE - The Board may fix in advance a date preceding by not more than 31 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence or right to subscribe for shares in the capital stock or securities of the Corporation as a record date for the determination of the persona entitled to receive payment of such dividend or to exercise the right to subscribe for such shares or securities, as the case may be, and in every such case only such persons as shall be shareholders of record at the close of business on the date so fixed shall be entitled to receive payment of such dividend or to exercise the right to subscribe for such shares or securities and to receive the warrant or other evidence in respect of such right, as the case may be, notwithstanding the transfer of any shares after any such record date fixed as aforesaid.

ARTICLE 76.    JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, anyone of such persons may give effectual receipt for the certificate issued in respect thereof and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share, but all the joint holders of a share shall be severally as well as jointly liable for the payment of all calls and demands payable in respect thereof.

ARTICLE 77.    DECEASED SHAREHOLDERS - In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

DIVIDENDS AND RIGHTS

ARTICLE 78.    DIVIDENDS - Subject to the articles of incorporation, the directors may declare and the Corporation may pay dividends on its issued shares, For the amount of any dividend which the directors may lawfully declare payable in money they may pay in property not exceeding in value the amount of the dividend or may declare a stock dividend and issue therefor shares of this Corporation as fully paid. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has-been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his last address appearing on the books of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders, and if more than one address appears on· the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby unless such cheque be not paid at par on presentation at the municipality in which the head office of the Corporation is situate or at any other place where it is by its terms payable. In the event of non-receipt of any cheque for dividend by the person to whom it is so sent as aforesaid, the Corporation, on proof of such non receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount.

ARTICLE 79.    CLOSING TRANSFER BOOK - The directors, upon declaring a dividend, may direct that no transfer of shares shall be registered in the books of the Corporation for a stated period, not exceeding two weeks immediately preceding the payment of the dividend, and payment thereof shall be made to the shareholders of record on the date of closing the books.

ARTICLE 80.    NON-RECEIPT OF CHEQUES - In the event of nonreceipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

ARTICLE 81.    UNCLAIMED DIVIDENDS - Any dividend unclaimed after a period of 12 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

NOTICES

ARTICLE 82.    METHOD OF GIVING NOTICES - Any notice, communication or other document to be given by the Corporation to a share holder) director, officer or auditor of the Corporation shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his last address as recorded in the books of the Corporation or if mailed by prepaid ordinary or air mail in a sealed envelope addressed to him at his last address as recorded in the books of the Corporation or if sent by any means of ,lire or wireless or any other form of transmitted or recorded communication. The Secretary may change the address on the books of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any means of wire or wireless or any other form of transmitted or recorded communication shall be deemed to have been given when delivered to the appropriate communication corporation or agency or its representative for despatch.

ARTICLE 83.    NOTICE TO JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, notice to one of such persons shall be sufficient notice to all of them. Any notice shall be addressed to all of such joint holders, and the address to be used for the purposes of Article 82 shall be the address appearing on the register of shareholders in respect of such joint holding, or the first address so appearing if there are more than one.

ARTICLE 84.    COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving notice shall be excluded and the date of the meeting or other event shall be included.

ARTICLE 85.    OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer or auditor, or the non-receipt of any notice by any shareholder, director, officer or auditor, or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

ARTICLE 86.    PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who, by operation of law, transfer, death of a shareholder or by any other means whatsoever, shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which shall have been duly given to the person from whom he derives his title to such share or shares previously to his name and address being entered on the books of the Corporation (whether it be before or after the happening of the event upon which he became so entitled).

ARTICLE 87.    WAIVER OF NOTICE - Any shareholder (or his duly appointed proxy), director, officer or auditor may waive any notice required to be given under the provision of the articles of incorporation or by-laws of the Corporation or of the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice.

SOLICITORS

ARTICLE 88.    SOLICITORS OF THE CORPORATION - The solicitors of the corporation may issue writs or other process and enter appearances for the corporation without the need of any special resolutions or retainer or instructions from the Board either sealed or in writing, provided instructions are given by the President, Secretary or any other officer of the Corporation. The Board may, however, give instructions superseding or-varying such instructions. Until changed by the Board, the solicitors shall be James P. Manley, Q.C., John S. Grant, Q.C., Anthony Camisso, Q.C., Michael w. Manley and John S. Grant, Jr., all of the City of Toronto, in the Province of Ontario.

AUDITORS

ARTICLE 89.    REMOVAL OF AUDITORS - The shareholders may by resolution passed by a majority of the votes cast at a general meeting of which 21 days' notice or intention to pass such resolution has been given to the shareholders of the Corporation, remove any auditor before the expiration of his term of office, and shall by a majority of the votes Cast at that meeting appoint another auditor in his stead for the remainder of his term. Before calling the general meeting the Corporation shall, 15 days or more before the mailing of the notice of the meeting, give to the auditor being removed the notice and material referred to in Section 168 subsection 5 of the Act.

ARTICLE 90.    REMUNERATION OF AUDITORS – The remuneration of an auditor appointed by the shareholders shall be fixed by the directors who are specifically empowered to fix same.

ARTICLE 91.    WITHHOLDING INFORMATION - No shareholders shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the Board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders, and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the Board or by resolution passed at a general meeting of shareholders.

/s/ Kathy Bancroft
Kathleen Elaine Bancroft, President

/s/ Linda Jean Johnson
Linda Jean Johnson, Secretary

The foregoing by-law is hereby passed by the Board of Directors of the corporation pursuant to The Business corporations Act, as evidenced by the respective signatures hereto of all the directors.

DATED this 22nd day of September, 1978

/s/ H. June Roach	/s/ Rebecca Wilson
Hazel June Roach	Rebecca Wilson

/s/ Linda Jean Johnson	/s/ Kathleen Elaine Bancroft
Linda Jean Johnson	Kathleen Elaine Bancroft

    /s/ Marlene Sears
   Marlene Ann Sears

The foregoing by-law is hereby confirmed by all the shareholders of the corporation pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the shareholders.

DATED this 22nd day of September, 1978

/s/ H. June Roach	/s/ Rebecca Wilson
Hazel June Roach	Rebecca Wilson

/s/ Linda Jean Johnson	/s/ Kathleen Elaine Bancroft
Linda Jean Johnson	Kathleen Elaine Bancroft

    /s/ Marlene Sears
   Marlene Ann Sears